SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 23, 2004


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


              0-10394                                  91-0864123
      (Commission File Number)            (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA     98052
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 5 Pages

Item 12.

A copy of a press release made on April 23, 2004 entitled "Data I/O Reports Sixth Consecutive Quarter of Profitability" follows:


Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                                       Fred Hume
VP Finance/CFO                                                    President/CEO
425/881-6444                                                      425/881-6444

           DATA I/O REPORTS SIXTH CONSECUTIVE QUARTER OF PROFITABILITY

Redmond, Washington (April 23, 2004) -- Data I/O(R) Corporation (NASDAQ: DAIO) today announced a net income for the first quarter of 2004 of $296,000 or $0.04 per share, compared to a net income of $317,000, or $0.04 per share, for the first quarter of 2003. Revenues for the first quarter of 2004 were $6.8 million, up 11% compared to $6.2 million for the first quarter of 2003.

Gross margins increased by $276,000 in the first quarter of 2004 compared with the same period of 2003. This was primarily due to the higher sales level and an increase in the aftermarket sales mix. Operating expenses were higher in the first quarter of 2004 compared to the first quarter of 2003 due primarily to the company's strategic investments in Asia and in a new venture in in-system programming (ISP) under development, as well as the unfavorable currency translation impact of European based operating costs. The company's lean manufacturing processes continued to show results helping to reduce inventories by $555,000 during the quarter.

During the quarter, the Company added Joe Murdica as Vice President of Sales for the Americas and Asia. He joined in the introduction, at the APEX trade show, of the new PS-288FC automated programming system along with several other products. This month, the Company formed a new subsidiary in Brazil specifically to support Siemens ICM handset production in Manaus.

"I am pleased to report profitable revenue growth at the same time that the company is making a significant investment to position itself to take advantage of the growth in the Asian market for our products," stated Fred Hume, the company's President and CEO. "As the geographical center of the electronics manufacturing industry has shifted to Asia, we have redeployed resources to that region and are adding staff locally. This will allow us to service and support our customers there in their time zone. We have also invested in strengthening our sales organization globally in recognition of the improving climate for capital equipment."

Second Quarter 2004 Forward-Looking Statement: Management is committed to long-term profitable growth and believes that the financial results for the current quarter will be generally in line with the previous quarter. The Company remains in a strong financial position with a cash and short-term investment position of $6.1 million and no debt at the end of the first quarter.

Web-Cast Conference Call: The Company has scheduled a conference call for Friday, April 23, 2004 at 8:30 a.m. Pacific Time regarding its first quarter results and a business update that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.dataio.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating over 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.dataio.com.

                                       ###

DATA I/O CORPORATION
COMPARATIVE STATEMENTS OF EARNINGS
(in thousands except per share data)


                                                                     First Quarter
                                                       -------------------------------------
                                                                                    Percent
                                                            3/31/04      3/31/03    Change
                                                       -------------------------------------
Net sales                                                    $6,834       $6,155      11.0%
Gross margin                                                  3,713        3,437       8.0%
Gross margin as percent of sales                              54.3%        55.8%      -1.5%
Operating expenses:
  Research & development                                      1,204        1,161       3.7%
  Selling, general and administrative                         2,172        1,928      12.7%
  Provision for business restructure                              0         (27)
                                                       --------------------------
Operating income                                                337          375
Non-operating income (expense):
  Interest, net                                                  34           29
  Foreign currency exchange                                    (14)         (76)
                                                       --------------------------
Income from operations before taxes                             357          328
Income tax expense                                               61           11
                                                       --------------------------
Net income                                                      296          317
                                                       ==========================
                                                       --------------------------
Total diluted earnings per share                              $0.04        $0.04
                                                       ==========================
Diluted weighted average shares outstanding                   8,414        7,847


CONDENSED BALANCE SHEET
(in thousands)

                                                          3/31/04           12/31/03
                                                        -----------     -------------
Cash and cash equivalents                                  $3,706            $4,380
Short-term investments                                      2,368             2,354
Accounts receivable, net                                    5,606             5,054
Inventories                                                 4,053             4,608
Other current assets                                          412               430
Property, plant and equipment, net                          1,465             1,151
Other long-term assets, net                                     7                11
                                                        -----------     -------------
   Total assets                                           $17,617           $17,988
                                                        ===========     =============

Current liabilities                                        $5,177            $5,794
Deferred gain on sale of property                           1,023             1,105
Shareholders' equity                                       11,417            11,089
                                                        -----------     -------------
Total liabilities and shareholders' equity                $17,617           $17,988
                                                        ===========     =============

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


April 23, 2004                      By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President
                                    Chief Financial Officer
                                    Secretary and Treasurer